Exhibit 99.1

Oclaro and Opnext Complete Merger

Oclaro Now #2 Provider of Optical Components, Modules and Subsystems

San Jose, Calif. & Fremont, Calif. – July 24, 2012 – Oclaro, Inc. (Nasdaq: OCLR), a tier-one provider and innovator of optical communications and laser solutions, and Opnext, Inc. (Nasdaq: OPXT), a global leader in the design and manufacture of optical modules, components and subsystems, today announced shareholder approval of their merger, which closed July 23, 2012.

The combined company will continue to operate under the Oclaro name, and today unveiled a new logo and brand identity to represent the creation of a new leader in the optical industry.

“The new Oclaro boasts one of the broadest and vertically-integrated product lines in the industry. Our vision is that the power and speed of light will change the way we live and work,” said Alain Couder, chairman and CEO, Oclaro. “By transmitting data over fiber at increasing speeds, our customers have made possible new and fast growing applications such as social networking, video streaming, and cloud computing. The ability to control the power of lasers as a heat and energy source is transforming healthcare, material processing and consumer electronics. Through this merger, we have assembled the optical technologies, products and expertise at the heart of this new world of innovation.”

Oclaro is now the second largest provider of optical components, modules and subsystems to the optical communications, industrial and consumer laser markets, with approximately $833 million in combined revenues for the fiscal year ended July 2, 2011,1 and approximately 3,200 employees worldwide. The company brings together over 30 years of combined optical technology innovation from leading optical technology companies such as Hitachi, Nortel, Alcatel, Marconi, Corning, Opnext, Bookham and Avanex.

Oclaro’s portfolio of products includes the components, modules and subsystems that transmit, receive, and amplify light signals over fiber optic networks to deliver a new range of high speed services in the core optical network, enterprise and data center markets. Its laser diode solutions deliver the power needed for cutting, marking, welding, heating and illumination for a broad range of new applications in the consumer electronics, industrial and medical markets.

The New Board of Directors and Management Team

As previously announced, Alain Couder was named chairman and CEO of the combined company, with Opnext Chairman and CEO Harry Bosco joining the board of directors. The board also includes the following independent directors: Joel A. Smith III, lead independent director; Edward Collins, director; Kendall Cowan; director; Greg Dougherty, director; Lori Holland, director; Dr. David Lee, director; Marissa Peterson, director; and Bill Smith, director.

[1]	Oclaro, Inc. pro forma combined revenues for the fiscal year ended July 2, 2011

Reporting to Couder on the executive team are:

•	Jim Haynes, President, Global Business;

•	Yves LeMaitre, Chief Commercial Officer;

•	Terry Unter, Chief Operating Officer;

•	Kei Oki, President, Oclaro Japan, Inc.;

•	Tadayuki Kanno, Chief Operating Officer, Oclaro Japan, Inc.; GM, Modules and Devices Business Unit

•	Jerry Turin; Chief Financial Officer;

•	Kate Rundle, Executive Vice President, General Counsel and Corporate Secretary;

•	Kathy Zwickert, Executive Vice President, Human Resources and Communications;

•	Bob Quinn, Chief Information Officer.

Full biographies of the management team and the Board of Directors are available on Oclaro’s website at: www.oclaro.com.

Transaction Details

Opnext shareholders will receive a fixed ratio of 0.42 shares of Oclaro common stock for every share of Opnext common stock they own. Details on how to exchange shares can be found on the investor section of the Oclaro website at: www.oclaro.com

Conference Call

Oclaro management will host its regularly scheduled quarterly conference call on, July 31, 2012, at 4:30 p.m. ET/1:30 p.m. PT and will discuss the strategy of the new Oclaro in more detail. To access the conference call, please dial 1-480-629-9761. A live webcast and accompanying presentation of the conference call will be available in the Investors section of Oclaro’s website at www.oclaro.com. An audio replay of the conference call will be available until August 7, 2012. To access the replay, please dial 1-858-384-5517 with pin 4553192.

About Oclaro

Oclaro, Inc. (NASDAQ: OCLR) is one of the largest providers of lasers and optical components, modules and subsystems for the optical communications, industrial, and consumer laser markets. The company is a global leader dedicated to photonics innovation, with cutting-edge research and development (R&D) and chip fabrication facilities in the U.S., U.K., Italy, Switzerland, Israel, Korea and Japan. It has in-house and contract manufacturing sites in China, Malaysia and Thailand, with design, sales and service organizations in most of the major regions around the world. For more information, visit http://www.oclaro.com.

This press release, including statements by management, contain statements about management’s future expectations, plans or prospects and its business, and together with the assumptions underlying these statements contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to: (i) statements about the benefits of the merger involving Oclaro and Opnext, including the scope of the combined company’s product lines; (iii) the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; (iv) the competitive position and opportunities for the combined company; and (v) the impact on the merger on the market for the combined company’s product; and (vi) other statements identified by words such as “potential,” “expected,” “plan,” “estimate,” “intend,” “will,” “should”, “believe”, “target”, or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Oclaro’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Oclaro. Actual results may differ materially from the results anticipated in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) the competitive position and opportunities for the combined company; (ii)general business and economic conditions; (iii) the performance of financial markets; iv) the impact on the merger on the markets for the combined companies optical, industrial and consumer products; (v) the failure of the combined company to realize synergies and cost-savings from the transaction or delay in realization thereof; (vi) the businesses or employees of Oclaro and Opnext not being combined and integrated successfully, or such combination taking longer or being more difficult, time-consuming or costly to accomplish than expected; (vii) operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties; (viii) the future performance of the combined company following the closing of the merger; (ix) the combined company’s ability to maintain gross margins; (x) effects of fluctuating product mix on results; (xi) the combined company’s ability to timely develop and commercialize new products; (xii) the combined company’s ability to respond to evolving technologies and customer requirements; (xiii) the combined company’s dependence on a limited number of customers for a significant percentage of its projected revenues; (xiv) the combined company’s ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources; (xv) increased costs related to downsizing and compliance with regulatory requirements in connection with such downsizing, competition and pricing pressure; (xvi) the combined company’s potential lack of availability of credit or opportunity for equity based financing; (xvii) the combined company’s risks associated with international operations; (xviii) the combined company’s outcome of tax audits or similar proceedings; and (xix) the outcome of pending litigation against the combined company. Additional factors that can cause the results to materially differ than those described in the forward-looking statements can be found in Oclaro’s registration statement on Form S-4 and the most recent quarterly reports on Form 10-Q (as amended), most recent annual reports on Form 10-K and other periodic reports filed by Oclaro with the Securities and Exchange Commission. Oclaro anticipates subsequent events and developments may cause its views and expectations to change. Oclaro does not assume any obligation, and it specifically disclaim any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investors: Jim Fanucchi Summit IR Group Inc. +1 408-404-5400 ir@oclaro.com	Press: Judy Radlinsky Tanis Communications +1 408-295-4309 X119 judy.radlinsky@taniscomm.com

Copyright 2012. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.